Exhibit 10.3

Acadia Pharmaceuticals Inc.

Performance Stock Unit Grant Notice

(2010 Equity Incentive Plan, as Amended)

Acadia Pharmaceuticals Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan, as amended (the “Plan”), hereby awards to Participant a Performance Stock Unit Award for the number of shares of the Company’s Common Stock (“Performance Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance Stock Unit Grant Notice”), and in the Plan and the Performance Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Performance Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%
Date of Grant:	%%OPTION_DATE,’Month DD, YYYY’%-%
Vesting Commencement Date:	%%VEST_BASE_DATE, ’Month DD, YYYY’%-%
Number of Performance Stock Units (Target Shares):	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Vesting Schedule: Subject to the Participant’s Continuous Service through each such date, this Award will vest as described in Exhibit A hereto.

Issuance Schedule: Subject to any Capitalization Adjustment, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Performance Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Mandatory Sale To Cover Withholding Taxes: As a condition to acceptance of this Award, to the fullest extent permitted under the Plan and applicable law, withholding taxes and other tax related items will be satisfied through the sale of a number of the shares subject to the Award as determined in accordance with Section 13 of the Award Agreement and the remittance of the cash proceeds to the Company. Under the Award Agreement, the Company is authorized and directed by Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld. The mandatory sale of shares to cover withholding taxes and tax related items is imposed by the Company on Participant in connection with the receipt of this Award, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c).

Additional Terms/Acknowledgements: By signing below, the Participant hereby accepts the Award subject to all of the terms and conditions of this Notice, the Award Agreement and the Plan. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

1.

Participant acknowledges receipt of, and understands and agrees to, the Plan, this Performance Stock Unit Grant Notice, the Award Agreement and the stock plan prospectus for the Plan and represents that the Participant has read and is familiar with their provisions. Participant acknowledges and agrees that this Performance Stock Unit Grant Notice and the Award Agreement may not be modified, amended, or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement or other written agreement entered into between the Company and Participant specifying the terms that should govern this Award upon the terms and conditions set forth therein.

By accepting this Award, Participant acknowledges having received and read the Performance Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan and related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Attachments: Award Agreement and 2010 Equity Incentive Plan, as amended

2.

Exhibit A

The Agreement shall be subject to all of the terms and conditions in this Exhibit A. Capitalized terms not explicitly defined in this Exhibit A but defined in the Grant Notice, the Agreement, the Plan, or in the ACADIA Pharmaceuticals Inc. Amended and Restated Change in Control Severance Benefit Plan, (the “CIC Severance Plan”) shall have the same definitions as in the Grant Notice, the Agreement, the Plan, or in the CIC Severance Plan, as applicable.

1.
Vesting.
(a)
Performance Condition. For purposes of the Award, the applicable performance condition shall be the Company’s Relative TSR Ranking (as defined below).
(b)
Determination of Number of Certified Shares. The number of Certified Shares shall be determined as set forth below in the Performance Goal Grid (with the result rounded to the nearest whole share); provided, however, that (i) if the Company’s Relative TSR Ranking is greater than the 25th percentile, but less than the 75th percentile, the number of Certified Shares shall be linearly interpolated between the applicable levels of the Company’s Relative TSR Ranking, as set forth in the Performance Goal Grid, and (ii) notwithstanding anything to the contrary in the Performance Goal Grid, if the Company’s Total Shareholder Return (as defined below) is below 0.0%, the number of Certified Shares may not exceed 100% of the Target Shares (as set forth in the Grant Notice).

Performance Goal Grid

Company’s Relative TSR Ranking	Number of Certified Shares (% of Target Shares)
75th percentile or above (“Maximum”)	150%
62.5th percentile	125%
50th percentile (“Target”)	100%
37.5th percentile	75%
25th percentile (“Threshold”)	25%
Below 25th percentile	0%

(c)
Vesting Date. Except as otherwise specifically provided herein in the event of a Change in Control or an Involuntary Termination, subject to the Participant’s Continuous Service through such date, the Certified Shares shall vest on or after the date that the Committee certifies the Company’s Relative TSR Ranking and determines the number of Certified Shares (which will be as soon as administratively practicable following the end of the Performance Period or earlier in the event of a Change in Control or certain terminations of the Participant’s Continuous Service, but in no event later than [ ] (the “Vesting Date”).

3.

2.
Change in Control. For purposes of Section 11(a) of the Agreement, notwithstanding anything to the contrary in this Exhibit A, if a Change in Control occurs before the last day of the Performance Period (as defined in Section 3(d) below), then the number of Certified Shares will be equal to the greater of (i) 100% of the Target Shares (as set forth in the Grant Notice) or (ii) the number of Certified Shares determined by the Committee based on the Company’s Relative TSR Ranking; provided, however, that solely for purposes of determining the Total Shareholder Return of the Company and the other Index Companies:
(a)
the term “Performance Period” shall mean the period commencing on (and including) the Date of Grant and ending on (and including) the date of the Change in Control; provided further, however, that, for clarity, for purposes of Section 11(b) of the Agreement, in the event an acquiror assumes or continues the Award or substitutes a similar award for the Award consistent with Section 9(c)(i) of the Plan then the term “Performance Period” shall have the meaning set forth in Section 4(d) below; and
(b)
for purposes of determining the Total Shareholder Return of the Company, the term “Ending Share Price” shall mean the sale (or other applicable transaction) price per share of the Common Stock in the Change in Control; provided, however, that if there is no such sale (or other applicable transaction) price per share of the Common Stock in the Change in Control, the term “Ending Share Price” shall mean the average of the daily closing prices per share of the Common Stock for the five Trading Days ending on (and including) the date of the Change in Control.
(c)
Determination of Certified Shares. Prior to the effective time of the Change in Control, the Committee will determine the number of Certified Shares in the manner specified in this Exhibit A.
3.
Definitions. For purposes of this Exhibit A, the following definitions shall apply to the capitalized terms indicated below (except as otherwise specified in this Exhibit A).
(a)
“Ending Share Price” means the average of the daily closing prices per share of an Index Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the 30 Trading Days ending on (and, if applicable, including) the last day of the Performance Period, as adjusted for stock splits or similar changes in capital structure and assuming any dividends distributed during the Performance Period are reinvested on the applicable ex-dividend date for additional shares of the applicable Index Company’s common stock.
(b)
“Index Company” means the Company and each of the following companies:

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provided, however, that:

(i)
If an Index Company (A) files for bankruptcy, reorganization or liquidation under any chapter of the U.S. Bankruptcy Code, (B) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days, or (C) is the subject of a stockholder approved plan of liquidation or dissolution, in each case during the Performance Period, then such company will continue to be deemed an Index Company, but the Total Shareholder Return for such company will be deemed to be -100%;
(ii)
If an Index Company acquires another entity (including another Index Company) during the Performance Period, such acquiring Index Company will continue to be deemed an Index Company, provided that such acquiring Index Company continues actively trading on a U.S. public securities market or exchange after the date of such acquisition (and, for clarity, in such event, the Initial Share Price will be equal to the Initial Share Price of the acquiring Index Company);
(iii)
If an Index Company is acquired by another entity (including another Index Company) during the Performance Period, then (a) the Index Company shall remain an Index Company, but (b) the Ending Share Price for determining such Index Company’s Total Shareholder Return shall mean the 30-trading-day average closing share price for such Index Company the period ending 10 trading days prior to the first public announcement of such acquisition;
(iv)
If an Index Company stops actively trading on a U.S. public securities market or exchange during the Performance Period for reasons unrelated to Sections 4(b)(i), 4(b)(ii) or 4(b)(iii) above (e.g., due to a going-private transaction), then such company will no longer be deemed an Index Company
(v)
In the event of a stock distribution from an Index Company consisting of the shares of a new publicly-traded company (a “spin-off”) during the Performance Period, (a) the Index Company shall remain an Index Company, (b) the stock distribution shall be treated as a dividend from the Index Company based on the closing price of the shares of the spun-off company on its first day of trading, and (c) the performance of the shares of the spun-off

5.

company shall not thereafter be tracked for purposes of calculating the Total Stockholder Return of the Index Company; and
(vi)
In the event of any other corporate transaction or event involving an Index Company, the Compensation Committee shall determine whether the company will remain an Index Company and whether any adjustment will be made to the calculation of its Total Stockholder Return.
(c)
“Initial Share Price” means the average of the daily closing prices per share of an Index Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the 30 Trading Days commencing on (and, if applicable, including) the first day of the Performance Period, as adjusted for stock splits or similar changes in capital structure and assuming any dividends distributed during the Performance Period are reinvested on the applicable ex-dividend date for additional shares of the applicable Index Company’s common stock.
(d)
“Performance Period” means the period commencing on (and including) the Date of Grant and ending on (and including) the third anniversary of the Date of Grant.
(e)
“Relative TSR Ranking” means the Company’s percentile ranking of its Total Shareholder Return relative to the Total Shareholder Returns of all other Index Companies. Relative TSR Ranking shall be determined by ranking the Index Companies from the highest to the lowest according to their respective Total Shareholder Returns and then calculating the Company’s percentile ranking within the Index Companies as follows:

P = (N-R)

(N-1)

where:

“P” represents the Company’s percentile ranking within the Index Companies, which will be rounded to the nearest whole percentile by application of regular rounding;

“N” represents the number of Index Companies; and

“R” represents the Company’s ranking among the Index Companies.

For example, if there are 11 Index Companies (including the Company) and the Company’s Total Shareholder Return ranks 3rd, the Company’s Relative TSR Ranking is equal to the 80th percentile.

(f)
“Total Shareholder Return” means the Ending Share Price minus the Initial Share Price, all divided by the Initial Share Price.
(g)
“Trading Day” means any day on which the stock exchange or market on which shares of an Index Company’s common stock is listed is open for trading.

Attachment I

6.

Acadia Pharmaceuticals Inc.

2010 Equity Incentive Plan, as amended

Performance Stock Unit Award Agreement

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and this Performance Stock Unit Award Agreement (the “Agreement”), Acadia Pharmaceuticals Inc. (the “Company”) has awarded you (“Participant”) a Performance Stock Unit Award (the “Award”) pursuant to the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”) for the number of Performance Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice but defined in the Plan shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.
Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Performance Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Performance Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Performance Stock Units will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.
2.
Vesting.
(a)
Subject to the terms of Sections 11 and 12 and other limitations contained herein, your Award will vest, if at all, in accordance with this Section 2 and the vesting schedule provided in the Grant Notice. Except as otherwise provided herein, vesting will cease upon the termination of your Continuous Service and the Performance Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award. By accepting the grant of this Award, you acknowledge and agree that the terms set forth in this Agreement (including the vesting terms provided in Exhibit A to this Agreement) supersede any contrary terms regarding the vesting of this Award set forth in any notice or other communication that you receive from, or that is displayed by, Morgan Stanley or other third party designated by the Company.
(b)
The Grant Notice sets forth the target and maximum number of Performance Stock Units that shall vest in connection with the achievement of the performance condition determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) and set forth in the Performance Goal Grid in Exhibit A to this Agreement (the “Performance Goal Grid”).
(c)
The Committee shall certify the level of achievement of the performance condition and the associated number of Performance Stock Units that shall be entitled to vest pursuant to the terms of this Agreement (the “Certified Shares”) in accordance with Exhibit A to this Agreement. Subject to the terms of Sections 11 and 12 of this Agreement, no Performance

7.

Stock Units subject to your Award shall become Certified Shares unless and until the Committee certifies that the performance condition has been achieved. The Committee will have the full authority to determine whether the performance condition was achieved and approve the Certified Shares in accordance with Exhibit A to this Agreement; provided, however, that such Certified Shares may not exceed the Maximum Shares (as set forth in the Grant Notice, subject to Section 3 of this Agreement) and subject to the terms of Sections 11 and 12 of this Agreement, in the event of performance below the Threshold (as defined in Exhibit A to this Agreement), none of the Performance Stock Units will vest and you will have no further right, title or interest in the Performance Stock Units. Any Certified Shares will vest on the Vesting Date (as defined in Exhibit A to this Agreement), subject to the terms of Sections 2(a), 10 and 11 of this Agreement.
(d)
Subject to the terms of Sections 11 and 12 of this Agreement, in the event that the performance condition is not fully or partially achieved, the related Performance Stock Units will not vest and will be forfeited effective as of the last day of the Performance Period (as defined in Exhibit A to this Agreement), subject to earlier forfeiture in the event of the termination of your Continuous Service (except as set forth in this Agreement), and you will have no further right, title or interest in the Performance Stock Units associated with such performance condition.
3.
Number of Shares. The number of Performance Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Performance Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.
Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Performance Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.
Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Performance Performance Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Performance Stock Units.
(a)
Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested before or in connection with your death, but was not issued.

8.

(b)
Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
6.
Date of Issuance.
(a)
The issuance of shares in respect of the Performance Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more Performance Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.
(b)
If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)
the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and
(ii)
either (1) a Withholding Taxes does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to pay your Withholding Taxes in cash,
(iii)
then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

9.

(c)
The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.
Dividends. You shall become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Performance Stock Units covered by your Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Performance Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Performance Stock Units, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Performance Stock Units subject to the Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Performance Stock Units subject to the Award with respect to which the Dividend Units relate.
8.
Restrictive Legends. The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.
9.
Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.
Award not a Service Contract.
(a)
Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)
By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your

10.

employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.
11.
Change in Control. Notwithstanding anything to the contrary in this Agreement, the Plan or any written agreement between you and the Company (including the Company’s Amended and Restated Change in Control Severance Benefit Plan (the “CIC Severance Plan”), in the event a Change in Control occurs before the last day of the Performance Period (as defined in Section 3(d) of Exhibit A to this Agreement), the following shall apply:
(a)
Determination of Certified Shares. Prior to the effective time of the Change in Control, the Committee will determine the number of Certified Shares in the manner specified in Exhibit A to this Agreement.
(b)
Award May Be Assumed. If the acquirer or successor (or its parent or subsidiary corporation) in the Change in Control (the “Acquirer”) assumes or continues the Award or substitutes a similar award for the Award consistent with Section 9(c)(i) of the Plan, then the Certified Shares will vest on the last day of the Performance Period (as defined below), provided that, except as set forth below, you have not incurred a termination of your Continuous Service prior to such date.
(c)
If Award Is Not Assumed. If the Acquirer determines that it will not assume or continue the Award or substitutes a similar award for the Award in the Change in Control, then the provisions of Section 9(c)(iii) of the Plan shall apply with respect to the Certified Shares determined in accordance with Section 2(a) of Exhibit A.
(d)
Change in Control and Involuntary Termination. If you incur an Involuntary Termination (as defined in the CIC Severance Plan) within the Covered Period (as defined in the CIC Severance Plan) and the Change in Control occurs on or before the last day of the Performance Period, then the Certified Shares (calculated in accordance with Section 2(a) of Exhibit A to this Agreement) will vest on the later of the effective date of your Release (as defined in the CIC Severance Plan) and the closing of the Change in Control. For clarity, if you incur an Involuntary Termination prior to the end of the Performance Period and within the Covered Period, but the Change in Control occurs after the Performance Period, then subject to an effective Release you will vest in a number of shares based on the number of Certified Shares (calculated in accordance with Section 1(b) of Exhibit A to this Agreement; i.e., based on actual Company performance over the full Performance Period).
12.
Termination of Employment.
(a)
Notwithstanding anything to the contrary in this Agreement, the Plan or any written agreement between you and the Company, in the event the termination of your Continuous

11.

Service on or before the last day of the Performance Period (as defined in Section 3(d) to Exhibit A to the Grant Notice), then the following shall apply:
(i)
If such termination of your Continuous Service is due to your death or Disability, then 100% of the Target Shares will vest upon the Board’s certification of your death or Disability; provided, however, that if your death or Disability occurs after a Change in Control in which the Awards were assumed, continued or substituted for as described in Section 11(b) above, then the number of Certified Shares (as determined in Section 11(a) above) shall vest upon the Board’s certification of your death or Disability.
(i)
If such termination of your Continuous Service is not due to your death or Disability, then except as provided in Section 11(d) above you will forfeit the Award as of the date of such termination of your Continuous Service and (ii) the Award will terminate as of the date of such termination and your eligibility for any future or additional benefits under the Award will terminate as of such date.
(ii)
[For the CEO only: If the termination of your Continuous Service is due to your Involuntary Termination (as defined in the Company’s Management Severance Benefit Plan (the “Management Plan”) within 12 months prior to the end of the Performance Period, then 100% of the Target Shares will vest, subject to your compliance with the Management Plan.]
13.
Withholding Obligations.
(a)
(a) On each vesting date, and on or before the time you receive a distribution of the shares underlying your Performance Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, pursuant to Section 13(d), you hereby agree to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you hereby irrevocably agree to sell a portion of the shares to be delivered in connection with your Performance Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates. If, for any reason, such “same day sale” commitment pursuant to Section 13(d) does not result in sufficient proceeds to satisfy the Withholding Taxes or would be prohibited by applicable law at the applicable time, you hereby authorize the Company and/or the relevant Affiliate, or their respective agents, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (i) withholding from any compensation otherwise payable to you by the Company or any Affiliate; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding

12.

obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and, provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.
(b)
Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(c)
In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
(d)
You hereby acknowledge and agree to the following:
(i)
I hereby appoint such FINRA Dealer appointed by the Company for purposes of this Section 13(d) as my agent (the “Agent”), and authorize the Agent:
(1)
To sell on the open market at the then prevailing market price(s), on my behalf, as soon as practicable on or after each date on which shares of Common Stock vest, the number (rounded up to the next whole number) of the shares of Common Stock to be delivered to me in connection with the vesting of those shares sufficient to generate proceeds to cover (A) the Withholding Taxes that I am required to pay pursuant to the Plan and this Agreement as a result of the Award vesting (or shares of Common Stock in respect of your Performance Stock Units being issued, as applicable) and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; and
(2)
To remit any remaining funds to me.
(ii)
I hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to this Section 13(d).
(iii)
I understand that the Agent may effect sales as provided in this Section 13(d) in one or more sales and that the average price for executions resulting from bunched orders will be assigned to my account. In addition, I acknowledge that it may not be possible to sell shares of Common Stock as provided by in this Section 13(d) due to (A) a legal or contractual restriction applicable to me or the Agent, (B) a market disruption, or (C) rules governing order execution priority on the national exchange where the Common Stock may be traded. In the event of the Agent’s inability to sell shares of Common Stock, I will continue to be responsible for the timely payment to the Company of all Withholding Taxes and any other federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in this Section 13(d).
(iv)
I acknowledge that regardless of any other term or condition of this Section 13(d), the Agent will not be liable to me for (A) special, indirect, punitive, exemplary, or

13.

consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)
I hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 11(d). The Agent is a third-party beneficiary of this Section 13(d).
(vi)
This Section 13(d) shall terminate not later than the date on which all Withholding Taxes arising in connection with the vesting of the Award have been satisfied.
14.
Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
15.
Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
16.
Notices. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.
Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
18.
No Solicitation. You hereby agree that for a period of twelve (12) months following the end of your employment with the Company (whether you resign voluntarily or are

14.

terminated by the Company involuntarily), you will not directly or indirectly hire or attempt to hire any employee of the Company or directly or indirectly solicit or recruit, or attempt to solicit or recruit, an employee of the Company to leave his or her employment with the Company, nor will you directly or indirectly contact any employee of the Company (or cause an employee of the Company to be contacted), for the purpose of causing such employee to leave his or her employment with the Company.
19.
Miscellaneous.
(a)
The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)
You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)
This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)
All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
20.
Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) will be subject to recoupment in accordance with any clawback policy that the Company has adopted or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd–Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
21.
Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company

15.

expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
22.
Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
23.
Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.
24.
Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
25.
Compliance with Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares

16.

that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

* * * * *

This Performance Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Stock Unit Grant Notice to which it is attached.

17.